UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report August 17, 2006
(Date of earliest event reported July 31, 2006)

PATIENTS & PHYSICIANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30556	11-3210792
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

432 Park Avenue South
13th Floor
New York, NY 10016
(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 340-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2006, Flagship Patient Advocates, Inc., a Delaware corporation (“Flagship”) and wholly-owned subsidiary of Patients & Physicians, Inc., entered into a sublease with SFX Entertainment, Inc., a Delaware corporation (“SFX”). SFX leased the premises located at 220 West 42nd Street, New York, New York 10036, to Flagship, and the term of the lease shall last for a period of 10 ½ years from the date SFX delivers possession of the premises to Flagship, unless terminated earlier by SFX or Flagship pursuant to the terms and provisions of the sublease.

On August 13, 2006, Flagship signed a binding Letter of Intent (the “LOI”) with Qiaobo Indoor Ski World (“QB”), to establish a new joint venture entity (“FBA-QB Wellness Center”), to introduce Flagship’s products into the Chinese healthcare market. Pursuant to the LOI, Flagship will provide healthcare concepts, products, technology, management structure, as well as access to its domestic network, with a capital investment of $1,000,000 in the FBA-QB Wellness Center. Pursuant to the LOI, Flagship will also make a secondary investment of $500,000 in the FBA-QB Wellness Center. In exchange for this investment, Flagship will own no less than 51% of the total equity of FBA-QB Wellness Center and QB shall own 49% of the FBA-QB Wellness Center. Under the terms of the LOI, QB will invest $1,000,000 with a secondary investment of $500,000, and will provide facility renovation and maintenance, as well as marketing development, and shall own 49% of the total equity of the FBA-QB Wellness Center.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Sublease, dated July 31, 2006, between SFX Entertainment, Inc. and Flagship Patient Advocates, Inc.
10.2	Letter of Intent, between Flagship Patient Advocates, Inc. and Qiaobo Indoor Ski World, dated August 13, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2006

PATIENTS & PHYSICIANS, INC.

By:	/s/ Fred F. Nazem
Name: Fred F. Nazem
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Sublease, dated July 31, 2006, between SFX Entertainment, Inc. and Flagship Patient Advocates, Inc.
10.2	Letter of Intent, between Flagship Patient Advocates, Inc. and Qiaobo Indoor Ski World, dated August 13, 2006.